UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2007

COAST FINANCIAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-50433	14-1858265
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 – 6th Avenue, Suite 300, Bradenton, Florida	34205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(941) 752-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 24, 2007, Coast Bank of Florida (the “Bank”), a wholly-owned subsidiary of Coast Financial Holdings, Inc., a Florida corporation (the “Company”), executed and entered into, without admitting or denying the alleged facts, charges of unsafe and unsound banking practices, and violations of law and regulations, a Stipulation and Consent Order (“Stipulation”) with the Federal Deposit Insurance Corporation (the “FDIC”) and the Florida Office of Financial Regulation (the “OFR”) agreeing to the issuance of a Cease and Desist Order (the “Order”). The Company issued a press release on May 25, 2007, announcing that the Bank had entered into the Stipulation and agreed to the Order. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Order is based on the findings of the examination of the Bank by the regulators as of January 29, 2007.

Among other things, the Order requires the Bank to cease and desist from the following:

•	operating with a board of directors that has failed to provide adequate supervision over and direction to the active management of the Bank;

•	operating with inadequate management;

•	operating with inadequate equity capital in relation to the volume and quality of assets held;

•	operating with inadequate allowance for loan lease losses (“ALLL”);

•	operating with ineffective audit programs;

•	operating with inadequate oversight of the loan portfolio and concentrations of credit;

•	operating with an excessive volume of poor quality loans;

•	following hazardous lending practices and operating with an inadequate loan policy;

•	operating with inadequate liquidity and funds management;

•	operating with inadequate strategic planning;

•	operating in such a manner as to produce low earnings;

•	operating with excessive exposure to interest rate risk; and

•	operating with an information security program, risk assessment of the Information Technology (“IT”) area, IT audit, and a Disaster Recovery Plan that are inadequate.

The Order also requires the Bank to take a number of steps, including, among other things: (1) assessing the qualifications of management to comply with Order and to operate the Bank in a safe and sound manner, (2) retaining management with the necessary qualifications and experience necessary for their assigned duties and responsibilities, including at a minimum, a chief executive officer with proven ability in implementing lending and investment policies and a senior lending officer with experience in upgrading low quality loans, (3) within 180 days of the Order, in addition to having a fully funded ALLL, having Tier I Capital equal to or exceeding 7.5% of the Bank’s total assets and maintaining such minimum thresholds, (4) developing a capital plan to maintain Total Risk Based Capital Ratio of at least 10%, (5) reviewing the adequacy of the ALLL, (6) reviewing and amending, as necessary, the Bank’s internal and external audit policies, (7) adoption of a revised written lending policy and collection policy to address issues identified by the regulators, (8) development of a written program to reduce the level of credit risk in the Bank, (9) conducting a risk segmentation analysis and reducing concentrations of risk over time in relation to Tier I Capital, (10) eliminate or significantly reduce certain assets classified as “loss”, “doubtful”, or “substandard”, (11) to implement a plan to evaluate certain “Special Mention” assets and correct certain deficiencies, (12) establishing a plan to eliminate the Bank’s reliance on brokered deposits, (13) formulation of a plan to improve Bank earnings, (14) reviewing and amending, as necessary, the Bank’s interest rate risk policy, and (15) the development of an adequate Consumer Information Safety Program.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 25, 2007, the Company and the Bank terminated Brian F. Grimes from his position as President and Chief Executive Officer of each because of, among other things, provisions in the Order requiring that the Bank have a President and Chief Executive Officer with certain specified qualifications and experience that Mr. Grimes does not possess. Mr. Grimes retains his position as a director of both the Company and the Bank.

Anne V. Lee, currently the Chief Operating Officer of the Company and the Bank, has been appointed to serve as the Acting President and Chief Executive Officer of the Company and the Bank, while, pursuant to the Order, the Company conducts a search to identify a permanent President and Chief Executive Officer which satisfies the requirements established under the Order. Ms. Lee currently has an employment agreement relating to her service as a Chief Operating Officer and an Indemnification Agreement, both of which have been previously filed as Exhibits 10.2 and 10.3 to the Company’s Current Report on Form 8-K filed on July 27, 2006 and which are incorporated herein by reference. No new employment contract has been entered into as a result of her appointment to Acting President and Chief Executive Officer.

The termination of Mr. Grimes and the appointment of Ms. Lee to her new temporary position was announced by press release issued on May 25, 2007. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The appointment of Ms. Lee described above is effective concurrently with Mr. Grimes’ termination. The name, age, and position of Ms. Lee is set forth below, together with her business experience during the past five years.

Name	Age	Position with the Company and the Bank
Anne V. Lee	49	Chief Operating Officer of the Company and the Bank and Executive Vice President/Retail Banking Manager of the Bank

Anne V. Lee has served as the Chief Operating Officer and a director of the Company and the Bank since July 2006 and as Executive Vice President/Retail Banking Manager of the Bank since August 2003. Ms. Lee served as the Bank’s Senior Vice President/Retail Banking Manager from March 2003 to August 2003. In these capacities, Ms. Lee has been and is responsible for overseeing the branches and branch administration, business development, retail operations, marketing, compliance, human resources and training. Ms. Lee brings over 25 years of retail and operational banking experience to the Bank. From December 1997 until March 2001, Ms. Lee served as Senior Vice President, Support Services Manager for Republic Bank, St. Petersburg, Florida. Ms. Lee then joined FloridaFirst Bank in Lakeland, Florida in March 2001 as Retail Banking Service and Support Manager and continued in that position until joining the Bank in March 2003. Ms. Lee attended Manatee Community College and has over 26 years of banking experience.

There is no family relationship between any of above executive officers with any other executive officers or directors of the Company.

Item 7.01	Regulation FD Disclosure.

On May 25, 2007, the Bank approved a letter from Anne V. Lee to be provided to the Bank’s customers in connection with anticipated questions that may be raised by the Bank’s customers and employees in connection with recent developments. A copy of this letter is attached hereto as Exhibit 99.3 hereto and is incorporated herein by reference.

The information contained herein, including Exhibit 99.3 attached hereto, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Further, the information in this report (including the exhibit hereto) is not to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, whether filed prior to or after the furnishing of this Form 8-K, regardless of any general or specific incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.13	Cease and Desist Order.

99.1	Press Release, issued May 25, 2007, relating to Cease and Desist Order.

99.2	Press Release, issued May 25, 2007, relating to the appointment of Anne V. Lee as Acting President and CEO.

99.3	Letters to Bank Customers.

[Rest of Page Intentionally Blank. Signature on following Page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COAST FINANCIAL HOLDINGS, INC.

Date: May 25, 2007	By:	/S/ JUSTIN D. LOCKE
Justin D. Locke
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.13	Cease and Desist Order.

99.1	Press Release, issued May 25, 2007, relating to Cease and Desist Order.

99.2	Press Release, issued May 25, 2007, relating to the appointment of Anne V. Lee as Acting President and CEO.

99.3	Letters to Bank Customers.